UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934

                        Date of Report: October 11, 2004





                                    a21, Inc.
             (Exact name of registrant as specified in its charter)

                                      Texas
                         (State or other jurisdiction of
                         incorporation or organization)

             333-68213                                      74-2896910
      (Commission File Number)             (I.R.S. Employer Identification No.)

7660 Centurion Parkway, Jacksonville, Florida                    32256
(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including areas code:  (904) 565-0066

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Item 1.01.  Entry into a Material Definitive Agreement

      On October 11, 2004, a21, Inc., a Texas corporation, announced the completion of a sublease of 40,000 square feet of its 73,000 square foot Jacksonville, FL headquarters to Recruitmax Software, Inc., a human resources software company. Under the terms of the sublease agreement, Recruitmax will pay a21 $3.5 million over a six-year period. a21 acquired the land and building in February 2004 with the acquisition of SuperStock, Inc. In June 2004, a21 closed the sale of the land and building for net proceeds of $7.5 million and leased back the building for a twenty-year term.

      A copy of the sublease agreement is filed herewith as Exhibit 10.16. A copy of the press release is furnished herewith as Exhibit 99.1

Item 9.01.  Financial Statements and Exhibits.

(c)      Exhibits

         Exhibit No.       Description

                  10.16 Sublease Agreement, dated as of September 17, 2004,
                        between SuperStock, Inc., as Landlord, and Recruitmax Software, Inc., as Tenant.

                  99.1  Press Release of a21, dated October 11, 2004.


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                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            a21, Inc.

                                            By: /s/ Haim Ariav
                                               -------------------------------
                                                   Haim Ariav,
                                                   President


Dated: October 11, 2004

                                  Exhibit Index



         Exhibit No.       Description

                  10.16 Sublease Agreement, dated as of September 17, 2004,
                        between SuperStock, Inc., as Landlord, and Recruitmax Software, Inc., as Tenant.

                  99.1  Press Release of a21, dated October 11, 2004.